Exhibit 32.2

SECTION 1350 CERTIFICATION

Pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Vision Bancshares, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Dated August 10, 2004

By:	/s/ William E. Blackmon
William E. Blackmon, Chief Financial Officer